     As filed with the Securities and Exchange Commission on July 6, 2000

                                                     Registration No. 333-

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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                                 Sunoco, Inc.
                               Sunoco Capital I
                               Sunoco Capital II
            (Exact name of registrant as specified in its charter)
             Pennsylvania                            23-1743282
               Delaware                              25-6717622
               Delaware                              25-6717624
    (State or other jurisdiction of               (I.R.S. Employer
     incorporation or organization)            Identification Number)
                     Ten Penn Center, 1801 Market Street,
             Philadelphia, Pennsylvania 19103-1699 (215) 977-3000
  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)
                Joseph P. Krott, Sunoco, Inc., Ten Penn Center,
           1801 Market Street, Philadelphia, Pennsylvania 19103-1699
                                (215) 977-3000
(Name, address, including zip code, and telephone number, including area code, of agent for service)
                                  Copies to:
               John B. Tehan, Esq., Simpson Thacher & Bartlett,
                425 Lexington Avenue, New York, New York 10017
  Approximate date of commencement of proposed sale of the securities to the public: From time to time after the effective date of this Registration Statement.

  If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]

                        CALCULATION OF REGISTRATION FEE

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                                                                                   Proposed
                                                                    Proposed       Maximum
                                                    Amount to       Maximum       Aggregate     Amount of
             Title of each Class of                     be       Offering Price    Offering    Registration
           Securities to be Registered            Registered(1)   Per Unit(2)      Price(3)       Fee(2)
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Debt securities................................
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Preference stock...............................
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Common stock, $1 par value per share...........   $1,250,000,000                $1,250,000,000   $330,000
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Warrants.......................................
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Trust preferred securities of Sunoco Capital I.
Trust preferred securities of Sunoco Capital
 II............................................
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(1) The amount to be registered consists of up to $1,250,000,000 in U.S. dollars or the equivalent in foreign currency or currency units market value of debt securities, preference stock, common stock, warrants and trust preferred securities.
(2) The maximum offering price per unit has been omitted pursuant to Securities Act Release No. 6964. The registration fee has been calculated in accordance with Rule 457(o) under the Securities Act of 1933 and reflects the offering price rather than the principal amount of any debt securities issued at a discount.
(3) Estimated solely for the purpose of calculating the registration fee.
                                --------------
  Pursuant to Rule 429 under the Securities Act, the prospectus contained in this Registration Statement and supplements to such prospectus is a combined prospectus and also relates to $250,000,000 of unsold securities registered under Registration Statement No. 33-53717 previously filed with the Commission on Form S-3 and declared effective on June 27, 1994. This Registration Statement constitutes post-effective amendment No. 1 to Registration Statement No. 33-53717, which post-effective amendment shall hereafter become effective concurrently with the effectiveness of this Registration Statement and in accordance with Section 8(c) of the Securities Act. Upon effectiveness of such post-effective amendment, this Registration Statement and Registration Statement No. 33-53717 will relate to an aggregate of $1,500,000,000 of debt securities, preference stock, common stock and warrants of Sunoco, Inc. and trust preferred securities of Sunoco Capital I and Sunoco Capital II.

  The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+The information in this prospectus is not complete and may be changed. We may + +not sell these securities until the Registration Statement filed with the + +Securities and Exchange Commission is effective. This prospectus is not an + +offer to sell these securities and it is not soliciting an offer to buy these +
+securities in any state where such offer or sale is not permitted.            +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                   Subject to completion, dated July 6, 2000

PROSPECTUS

                                 $1,500,000,000

                                  SUNOCO, INC.

                                Debt Securities
                                Preference Stock
                                  Common Stock
                                    Warrants

                                SUNOCO CAPITAL I

                               SUNOCO CAPITAL II

                           Trust Preferred Securities

                                  -----------

  Sunoco, Inc. may offer and sell from time to time:

    . unsecured debt securities consisting of senior notes and debentures and subordinated notes and debentures,

    . shares of preference stock in one or more series, which may be converted into or exchanged for debt securities or common stock,

    . shares of common stock, or

    . warrants to purchase debt securities, preference stock, common stock or other securities.

  Sunoco Capital I and Sunoco Capital II may offer and sell from time to time:

    . trust preferred securities.

  The aggregate initial offering price of the securities that we will offer will not exceed $1,500,000,000. We will offer these securities in amounts, at prices and on terms to be determined by market conditions at the time of our offering.

  We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and any prospectus supplements carefully before you invest in these securities. This prospectus may not be used to consummate sales of these securities unless accompanied by a prospectus supplement.

  These securities may be sold to underwriters, including Credit Suisse First Boston, or directly to purchasers, agents, dealers or through brokers. The names of any other underwriters or of any dealers or agents will be identified in the prospectus supplement.

                                  -----------

  Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                                  -----------

                  The date of this prospectus is      , 2000.

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
About this Prospectus......................................................   2

Where You Can Find More Information........................................   3

Incorporation of Certain Documents by Reference............................   3

Forward-Looking Information................................................   4

About Sunoco...............................................................   5

About Sunoco Capital I and Sunoco Capital II...............................   6

Use of Proceeds............................................................   6

Ratio of Earnings to Fixed Charges.........................................   7

Description of the Debt Securities.........................................   7

Description of the Equity Securities.......................................  15

Description of the Warrants................................................  18

Description of the Trust Preferred Securities..............................  18

Description of the Trust Preferred Securities Guarantees...................  20

Plan of Distribution.......................................................  23

Legal Opinions.............................................................  24

Experts....................................................................  24

                             ABOUT THIS PROSPECTUS

  This prospectus is part of a registration statement that we have filed with the SEC utilizing a "shelf" registration process. Under this shelf process, we may from time to time sell any combination of the securities described in this prospectus in one or more offerings up to a total offering amount of $1,500,000,000.

  We provide information to you about the securities in two separate documents that progressively provide more specific detail:

  . this prospectus, which contains general information, some of which may not apply to your securities, and

  . the accompanying prospectus supplement, which describes the specific terms of your securities and may also add, update or change information contained in this prospectus.

  If the terms of your securities vary between the accompanying prospectus supplement and this prospectus, you should rely on the different information contained in the prospectus supplement.

  You should read both this prospectus and any prospectus supplement together with the additional information described below under "Where You Can Find More Information" to learn more about us and the securities we are offering.

                      WHERE YOU CAN FIND MORE INFORMATION

  We file annual, quarterly and other reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at our web site www.SunocoInc.com or at the SEC's web site www.sec.gov. You may also read and copy any document we file at the SEC's public reference rooms at:

  .  450 Fifth Street, NW, Washington, DC 20549;

  . Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and

  .  Seven World Trade Center, New York, New York 10048.

Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms.

  We have not included any separate financial information for our wholly-owned trusts, Sunoco Capital I and Sunoco Capital II, which have no independent operations and for which we guarantee the fee obligations relating to the trust preferred securities. Although the trusts would normally be required to file information with the SEC on an ongoing basis, we expect that the SEC will exempt the trusts from this filing obligation for as long as we continue to file our financial information with the SEC.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The SEC allows us to "incorporate by reference" information into this prospectus, which means that we can disclose important information to you by referring you to other documents we have filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and may supersede this information. We are incorporating by reference the documents listed below and any future filings that we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until our offering is completed, will be automatically incorporated by reference.

  . Our Annual Report on Form 10-K for the fiscal year ended December 31, 1999, including any amendment(s) or report(s) filed for the purpose of updating such filing; and

  .  Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2000.

  You may request a copy of any of the documents that we incorporate by reference in this prospectus, at no cost, by writing or telephoning us at the following address:

                                 Sunoco, Inc.
                              Investor Relations
                                Ten Penn Center
                              1801 Market Street
                     Philadelphia, Pennsylvania 19103-1699
                           Telephone: (215) 977-6440

  You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with other information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of these documents.

                          FORWARD-LOOKING INFORMATION

  Statements and financial discussion and analysis contained in this prospectus or any accompanying prospectus supplement that are not historical facts are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements generally will be accompanied by words such as "anticipate," "believe," "estimate," "expect," "forecast," "intend," "possible," "potential," "predict," "project," or other similar words that convey the uncertainty of future events or outcomes. Although we believe these forward-looking statements are reasonable, they are based upon a number of assumptions concerning future conditions, any or all of which may ultimately prove to be inaccurate. Forward-looking statements involve a number of risks and uncertainties. The important factors that could cause actual results to differ materially from the forward-looking statements include, without limitation:

  .  changes in the reliability and efficiency of our operating facilities;

  . delays related to work on facilities and the issuance of applicable permits;

  .  increased competition;

  .  changes in industry-wide refining margins;

  . changes in the level of operating expenses and hazards common to operating facilities (including equipment malfunction, explosions, fires, oil spills, and the effects of severe weather conditions);

  .  changes in the expected level of environmental remediation spending;

  .  changes in product specifications;

  . volatility in the marketplace which may affect market supply and demand for our products;

  .  availability and pricing of oxygenates such as MTBE;

  .  phase-outs or restrictions on the use of MTBE;

  .  variation in commodity prices and crude oil supply;

  . political and economic conditions in international markets in which we operate;

  . changes in the availability of debt and equity financing resulting in increased costs or reduced liquidity;

  .  risks related to labor relations;

  .  nonperformance by major customers;

  . general economic, financial and business conditions which could affect our financial condition and results of operations;

  . changes in applicable statutes and government regulations or their interpretations;

  .  claims of our noncompliance with statutory and regulatory requirements;
     and

  .  changes in the status of litigation to which we are a party.

  The factors identified above are believed to be important factors (but not necessarily all of the important factors) that could cause actual results to differ materially from those expressed in any forward-looking statement made by us. Unpredictable or unknown factors not discussed herein could also have material adverse effects on forward-looking statements. All forward-looking statements included in this prospectus or any accompanying prospectus supplement are expressly qualified in their entirety by the foregoing cautionary statements. We undertake no obligation to update publicly any forward-looking statement (or its associated cautionary language) whether as a result of new information or future events.

                                 ABOUT SUNOCO

  Our headquarters are at 1801 Market Street, Philadelphia, PA 19103-1699. Our telephone number is (215) 977-3000, and our Internet web site address is www.SunocoInc.com.

  We were incorporated in Pennsylvania in 1971. We or our predecessors have been active in the petroleum industry since 1886. As one of the largest independent refining and marketing companies in the United States, we operate five domestic refineries with a total of 730,000 barrels per day of crude oil processing capacity, market gasoline under the Sunoco(R) brand through more than 3,500 service stations in 17 states, sell lubricants and petrochemicals worldwide, and operate domestic pipelines and terminals. We also manufacture coke at facilities in Virginia and Indiana, and produce coal from mines in Virginia.

  Our operations are organized into the following seven business units:

  . Sun Northeast Refining. Sun Northeast Refining manufactures gasoline, diesel fuel, home heating oil, jet fuel, residual fuel, chemical feedstocks and other petroleum products at refineries in Philadelphia and Marcus Hook, Pennsylvania. Sun Northeast Refining also supplies Sunoco Northeast Marketing and Sunoco Chemicals and sells to third-party customers.

  . Sunoco Northeast Marketing. Sunoco Northeast Marketing markets gasoline and other petroleum products in twelve Northeastern states through Sunoco(R) retail outlets. We also offer a broad range of merchandise at APlus(R) convenience stores and provide automotive diagnosis and repair at Ultra Service Centers SM.

  . Sunoco Chemicals. Sunoco Chemicals manufactures aromatics, olefins and derivatives at our Northeast refining complex and phenol plant and at Brandenburg, Kentucky. These petrochemicals, plus others from our Toledo refinery, are marketed primarily to customers in North America who use them to make fibers, plastics and specialty chemicals. Sunoco Chemicals also has a one-third interest in a Texas plant that produces MTBE, an oxygenate additive used in reformulated gasoline.

  . Sun Lubricants. Sun Lubricants manufactures base oils at facilities in Tulsa, Oklahoma, and Yabucoa, Puerto Rico, and either sells them to third parties or upgrades them into a full range of lubricant products-- including Sunoco(R) and Kendall(R) brands--that are marketed worldwide. Sun Lubricants sells related fuels production into wholesale markets.

  . Sunoco MidAmerica Marketing & Refining. Sunoco MidAmerica Marketing & Refining is a regional petroleum marketer-refiner serving Ohio, Michigan, Indiana, Kentucky and West Virginia through Sunoco(R) retail outlets. Sunoco MidAmerica Marketing & Refining manufactures fuels and petrochemicals at Sunoco's refinery in Toledo, Ohio, where it is also headquartered.

  . Sunoco Logistics. Sunoco Logistics manages all of the company's transportation functions, including crude oil and product pipelines, product terminals and trucking, rail and tank car transport, and marine chartering. Sunoco Logistics acquires domestic crude oil and operates a 10-million-barrel crude oil import terminal in Nederland, Texas.

  . Sun Coke. Sun Coke makes high-quality coke, using environmentally superior cokemaking technology at plants in Vansant, Virginia, and East Chicago, Indiana. Sun Coke mines metallurgical coal in Virginia, used predominantly to supply our Vansant coke facility.

                 ABOUT SUNOCO CAPITAL I AND SUNOCO CAPITAL II

  Sunoco Capital I and Sunoco Capital II are Delaware business trusts formed to raise capital for us by issuing preferred securities through this prospectus and one or more prospectus supplements and by investing the proceeds in subordinated debt securities issued by us.

  We will directly or indirectly own all of the common securities of the trusts. The trusts' common securities will rank equally with, and the trusts will make payments on their common securities in proportion to, their trust preferred securities. If an event of default occurs in respect of one of the trusts, however, our rights as holder of the common securities to payments by the trust will be subordinated to your rights as holder of the trust preferred securities. We will directly acquire common securities of the trusts in an aggregate liquidation amount equal to at least 3 percent of the total capital of each trust.

  Each of the trusts shall have a perpetual existence unless dissolved and terminated in accordance with its declaration of trust. Each trust's business and affairs will be conducted by the trustees we appoint. We, as sole owner of the common securities of the trusts, are entitled to appoint, remove or replace any of, or increase or decrease the number of, trustees for each of the trusts. The trustees' duties and obligations are governed by the declarations of trust. We will ensure that a majority of the trusts' trustees are persons who are our employees or officers or affiliates and that one trustee for each trust is a financial institution that will not be our affiliate and that will act as property trustee and indenture trustee for purposes of the Trust Indenture Act of 1939, pursuant to the terms set forth in a prospectus supplement. In addition, unless the property trustee maintains a principal place of business in the State of Delaware and meets the other requirements of applicable law, one additional trustee for each trust will have its principal place of business or reside in the State of Delaware.

  We will pay all of the trusts' fees and expenses, including those relating to any offering of their trust preferred securities. In addition, we have guaranteed payments on the trust preferred securities to the extent the trusts cannot themselves make payments on those trust preferred securities.

  The office of the Delaware trustee for each of the trusts is Bankers Trust (Delaware), E.A. Delle Donne Corporate Center, Montgomery Building, 1011 Centre Road, Suite 200, Wilmington, DE 19805-1266.Each trust's principal place of business is c/o Sunoco, Inc., Ten Penn Center, 1801 Market Street, Philadelphia, PA 19103-1699.

                                USE OF PROCEEDS

  Unless we specify otherwise in any prospectus supplement, the net proceeds (after the payment of offering expenses and underwriting discounts and commissions) from the sale of securities offered from time to time using this prospectus will be used for Sunoco's general corporate purposes, which may include:

  .  paying or refinancing our indebtedness;

  .  funding working capital, capital expenditures or acquisitions;

  .  investing in or lending money to our subsidiaries; and

  .  repurchasing or redeeming our securities.

                      RATIO OF EARNINGS TO FIXED CHARGES

  The following table sets forth the ratio of earnings to fixed charges for the periods indicated:

                                         Three Months
                                        Ended March 31, Years Ended December 31,
                                        --------------- ------------------------
                                         2000    1999   1999 1998 1997 1996 1995
                                        ------- ------- ---- ---- ---- ---- ----
Ratio of earnings to fixed charges.....    4.40    1.94 2.26 4.36 4.25 N/A  .76

  We have computed the ratio of earnings to fixed charges using principally pretax earnings from continuing operations before the cumulative effect of a change in accounting principles and before deducting fixed charges. Fixed charges consist of interest cost and debt expense of continuing operations (including amounts capitalized) and one-third of rental expense relating to operating leases (which is that portion deemed to be interest). For the years ended December 31, 1996 and 1995, earnings were inadequate to cover fixed charges by $407 million and $36 million, respectively, largely as a result of the $356 million and $93 million provisions for write-down of assets and other matters in 1996 and 1995, respectively.

                      DESCRIPTION OF THE DEBT SECURITIES

  The unsecured debt securities will either rank as senior debt or subordinated debt, and may be issued as convertible debt securities. The senior debt securities will be issued under an indenture dated as of June 30, 2000 between us and Citibank, N.A., as trustee. The subordinated debt securities will be issued under an indenture dated as of May 15, 1994 between us and Bankers Trust Company, as trustee. In this prospectus, we may refer to the senior debt indenture and the subordinated debt indenture as the "indentures" and the senior debt trustee and the subordinated debt trustee as the "trustees." The following description summarizes the terms and provisions of the indentures and debt securities, and is not complete. For more information, you should read the indentures, copies of which have been filed as exhibits to the registration statement which contains this prospectus. Further terms of the debt securities will be set forth in the prospectus supplement.

General

  The debt securities will be our direct unsecured obligations. The indentures do not limit the aggregate principal amount of debt securities that may be issued. The debt securities may be issued from time to time in one or more series as authorized from time to time by our board of directors or by any of our authorized officers. The particular terms of the debt securities being offered by this prospectus and any changes or additions to the general terms of the debt securities will be described in the prospectus supplement relating to the debt securities. The prospectus supplement will include the following:

  .  the title of the debt securities;

  .  the aggregate principal amount of the debt securities;

  .  the price of the debt securities;

  . the date or dates on which the debt securities will mature and the right, if any, to extend such date or dates;

  . the rate or rates at which the debt securities will bear interest, if any, or the method by which such rate or rates shall be determined;

  . the date or dates from which interest shall accrue or the method by which such date or dates shall be determined, the interest payment dates on which interest shall be payable, the record dates for the determination of holders to whom interest is payable, and, in the case of floating rate debt securities, the notice, if any, to holders regarding the determination of interest and the manner of giving such notice;

  . the place or places (other than the corporate trust office of the applicable trustee) where principal, premium or interest on the debt securities shall be payable, and the manner in which any such principal, premium or interest will be paid;

  . any mandatory or optional sinking fund or purchase fund or similar provisions;

  . the terms and conditions upon which, including when and at what price, the debt securities may be redeemed pursuant to any optional or mandatory redemption provisions;

  . any terms pursuant to which the debt securities may be convertible into equity or other securities;

  . whether the debt securities are to be issued in whole or in part in the form of one or more global securities and, if so, the depositary or any common depositary for such global securities;

  . the terms and conditions, if any, upon which any global securities may be exchanged in whole or in part for definitive debt securities;

  . any index used to determine the amount of payment of principal or any premium or interest on the debt securities;

  .  the application of any defeasance provisions to the debt securities;

  . whether the debt securities of a series are to be issued as original issue discount securities and the amount of discount at which they may be issued, and the portion of the principal amount of the debt securities which shall be payable upon declaration of acceleration of the maturity upon an event of default (if different than the principal amount);

  . if other than U.S. dollars, the currency or currency units in which the debt securities shall be denominated or in which payment of principal, premium and interest on the debt securities may be made;

  .  any applicable U.S. federal income tax considerations;

  .  the date of any series of debt securities; and

  .  any other relevant terms of the debt securities.

  All of the debt securities of a series need not be issued at the same time, and may vary as to interest rate, maturity and other provisions. Unless otherwise provided, a series may be reopened for issuance of additional debt securities of such series.

  The indentures contain no provisions to afford you protection if there is a highly leveraged transaction or a change of control of Sunoco, except as may be described under "Consolidation, Merger and Sale" below.

Senior Debt Securities

  Senior debt securities will rank equally with all of our other unsecured debt other than subordinated debt securities or other indebtedness which by its terms is subordinated to our senior debt securities.

Subordinated Debt Securities

  Subordinated debt securities will be subordinate and junior in the right of payment to all of our present or future senior indebtedness. "Senior indebtedness" is:

  .  indebtedness for borrowed money, including senior debt securities, and

  .  renewals, extensions, and modifications of such borrowed money,

unless it is specifically provided that such borrowed money or renewal, extension or modification is not senior indebtedness. If we are offering subordinated debt securities, the accompanying prospectus supplement or the information incorporated therein by reference will set forth the approximate amount of senior indebtedness outstanding as of a recent date.

  Upon any distribution of our assets upon our dissolution, winding up, liquidation or reorganization, the payment of principal, premium and interest on our subordinated debt securities will be subordinated in right of payment to the prior payment in full of all of our senior indebtedness. By reason of such subordination, in the event of a distribution of assets upon insolvency, our general creditors may recover ratably more than holders of our subordinated debt securities. However, subordination shall not apply to money and securities held in trust to satisfy and discharge any subordinated debt securities by legal defeasance.

  If subordinated debt securities are issued to a trust in connection with the issuance of trust preferred securities by that trust, those subordinated debt securities subsequently may be distributed proportionately to the holders of the trust preferred securities in connection with the dissolution of the trust if certain events described in the prospectus supplement relating to those trust preferred securities occur. Only one series of subordinated debt securities will be issued to a trust in connection with the issuance of trust preferred securities by that trust.

  If subordinated debt securities are issued to a trust in connection with the issuance of trust preferred securities by that trust, for so long as the trust preferred securities remain outstanding we covenant:

  . to maintain 100 percent ownership of the common securities of the trust (but any permitted successor of ours under the indenture may succeed to our ownership of the common securities);

  . to use our reasonable efforts (a) to maintain the trust as a statutory business trust (except in connection with the distribution of subordinated debt securities to the holders of trust securities in liquidation of the trust, the redemption of all of the trust securities of the trust, or certain mergers, consolidations or amalgamations) and
     (b) to prevent the trust from being classified as an association taxable as a corporation or partnership for U.S. federal income tax purposes; and

  . to use our reasonable efforts to cause each holder of trust securities to be treated as owning an undivided beneficial interest in the subordinated debt securities.

Convertible Debt Securities

  Debt securities issued under either of the indentures may provide for a right of conversion into equity securities. The terms and conditions governing any such conversion will be set forth in the prospectus supplement relating to the convertible debt securities, including:

  . the designation of the equity securities into which such debt securities are convertible;

  .  the conversion price;

  .  the conversion period;

  . whether conversion will be at our option or at the option of the holder of the convertible debt securities;

  .  the events requiring an adjustment of the conversion price; and

  . the provisions affecting conversion in the event of the redemption of such debt securities.

Form, Exchange, Payment and Transfer

  Unless otherwise specified in a prospectus supplement, we will issue the debt securities in fully registered form without coupons and in denominations of $1,000 (or multiples of $1,000). We will not impose a service charge for any transfer or exchange of the debt securities, but we or the trustee may require you to make a payment to cover any associated tax or other government charge.

  If we issue debt securities in bearer form, we will describe in the applicable prospectus supplement the special restrictions and considerations, including special offering restrictions and special U.S. federal income tax considerations, applicable to those debt securities and to payment on and transfer and exchange of those debt securities. Bearer debt securities will be transferable by delivery.

  Unless otherwise provided in a prospectus supplement, we will pay principal, premium or interest, and you may surrender for payment or transfer the debt securities, at the offices of the trustee. Alternatively, we may pay interest by check mailed to you at your address as it appears in the security register. We will make payment on debt securities in bearer form at such non-U.S. paying agencies as we may choose.

Book-Entry

  We may issue the debt securities of a series in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a global depositary, or its nominee, identified in the prospectus supplement. In this case, we will issue global securities in a denomination equal to the portion of the aggregate principal amount of outstanding debt securities of the series to be represented by such global security or securities. Unless and until it is exchanged in whole or in part for debt securities in definitive registered form, a global security may not be registered for transfer or exchange except by the global depositary to a nominee for that global depositary and except in the circumstances described in the prospectus supplement.

  A prospectus supplement will provide the specific terms of the depositary arrangement concerning any portion of a series of debt securities to be represented by a global security and a description of a global depositary.

Certain Restrictive Covenants in the Senior Indenture

 Limitations on Liens

  Nothing in the senior indenture, the subordinated indenture or the debt securities in any way restricts or prevents us or any of our subsidiaries from incurring any indebtedness. However, the senior indenture provides that neither we nor any restricted domestic subsidiary will issue, assume or guarantee any mortgage upon any restricted property without effectively providing that the senior debt securities of all series, and any other indebtedness or obligation then existing or thereafter created ranking equally with the senior debt securities, shall be secured equally and ratably with or prior to such indebtedness. This restriction does not, however, apply to:

  . mortgages on property to secure all or part of the cost of exploration, drilling or development of such property or all or part of the cost of altering or repairing equipment used in connection therewith or the cost of improvement of property which, in the opinion of the board of directors, is substantially unimproved for the use intended by us or to secure indebtedness incurred to provide funds for any such purpose;

  . mortgages which secure only indebtedness owing by a subsidiary to us, or to one or more subsidiaries, or to us and one or more subsidiaries;

  . mortgages on the property of any corporation existing at the time such corporation becomes a subsidiary;

  . mortgages on any property to secure indebtedness incurred in connection with the construction, installation or financing of pollution control or abatement facilities or other forms of industrial revenue bond financing or indebtedness issued or guaranteed by the United States, any State or any department, agency or instrumentality of either; and

  . any extension, renewal or replacement of any mortgage referred to in the foregoing clauses or, with respect to the debt securities of any series, of any mortgage existing on the date debt securities of such series are first issued.

  Notwithstanding the foregoing, we and any restricted domestic subsidiary may, without securing any senior debt securities, issue, assume or guarantee indebtedness secured by mortgages which would otherwise be subject to the foregoing restrictions in an aggregate principal amount which, together with all other such indebtedness and the aggregate value of all sale and leaseback transactions described below, does not at the time such indebtedness is incurred exceed five percent (5%) of the consolidated shareholders' equity set forth in the latest audited consolidated balance sheet contained in our most recent Annual Report on Form 10-K. The following types of transactions are not deemed to create indebtedness secured by mortgages:

  . the sale or other transfer of crude oil, natural gas or other petroleum hydrocarbons in place for a period of time until, or in an amount such that, the transferee will realize therefrom a specified amount (however determined) of money or such crude oil, natural gas or other petroleum hydrocarbons, or the sale or other transfer of any other interest in property of the character commonly referred to as a production payment or overriding royalty; and

  . mortgages required by any contract or statute in order to permit us or any subsidiary to perform any contract or subcontract made by it with or at the request of the United States, any State or any department, agency or instrumentality of either, or to secure partial, progress, advance or other payments to us or a subsidiary by such governmental unit pursuant to the provisions of any contract or statute.

  The senior indenture contains no limitation on mortgages on property presently owned that is not restricted property or, with respect to any series of debt securities, property acquired or constructed after the date debt securities of such series are first issued.

 Limitation on Sale and Lease-Back Transactions

  The senior indenture provides that neither we nor any of our restricted domestic subsidiaries will enter into any arrangement with any person providing for the leasing of any restricted property which has been or is to be sold or transferred by us or any restricted domestic subsidiary to such person (or to any other person in respect of which funds have been or are to be advanced by such person) on the security of the leased property for a period of more than three years, unless either:

  . we or such restricted domestic subsidiary would be entitled under the senior indenture to incur indebtedness in a principal amount equal to or exceeding the value of such sale and leaseback transactions secured by a mortgage on the property to be leased without equally and ratably securing all series of the senior debt securities with respect to which such property is restricted property, or

  . during or immediately after the expiration of four months after the effective date of such transaction, we apply to the voluntary retirement of our funded debt an amount equal to the greater of the net proceeds of the sale or transfer of the property leased in such transaction or the fair value in the opinion of the board of directors of the property at the time of such transaction.

  The senior indenture contains no limitation on the sale and lease-back of any property presently owned which is not restricted property or, with respect to any series of debt securities, property acquired or constructed after the date of issuance of any series of debt securities.

 Certain Definitions

  The term "mortgage" means notes, bonds, debentures or other similar evidences of indebtedness for borrowed money secured by a mortgage, lien, pledge or other encumbrance.

  The term "restricted domestic subsidiary" means any subsidiary which owns restricted property, except "restricted domestic subsidiary" does not mean:

  . a subsidiary substantially all the real property, plants and equipment of which are located outside the continental United States,

  . a subsidiary the assets of which constitute less than five percent (5%) of our assets on a consolidated basis, and

  . a subsidiary the major part of the business of which consists of finance, banking, credit, leasing, real estate, financial services or similar operations, coal or coke operations, or any combination thereof.

  The term "restricted property" means on the date any series of debt securities is issued:

  . any property interest owned by us or any subsidiary in land located in the continental United States and then classified as productive of crude oil, natural gas or other petroleum hydrocarbons in paying quantities,

  . any refining plant or manufacturing plant owned by us or any subsidiary and located in the continental United States (except related facilities which in the opinion of the board of directors are transportation or marketing facilities, and a refining plant or manufacturing plant which in the opinion of the board of directors is not one of our or one of our subsidiary's principal plants), and

  . any shares of capital stock, partnership interests or indebtedness of a restricted domestic subsidiary.

  The term "subsidiary" means any corporation more than 50% of the outstanding voting stock of which is owned directly or indirectly by us or by one or more of our subsidiaries, or by us and one or more of our subsidiaries. For purposes of this definition, "voting stock" means stock which ordinarily has voting power for the election of directors whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

 Consolidation, Merger and Sale

  Nothing contained in either indenture or any of the debt securities prevents our consolidation or merger with or into any other corporation or any sale or conveyance of all or substantially all of our property to any other corporation; provided that upon any such transaction, other than a consolidation or merger in which we are the continuing corporation, the payment of principal, premium and interest on all of the debt securities, and the performance and observance of all of the covenants and conditions of the indenture to be performed by us, is expressly assumed by the corporation formed by such consolidation or into which we shall have been merged, or by the corporation which shall have acquired such property.

  The senior indenture provides that if, as a result of any of the above transactions, any of our or our subsidiary's property would become subject to any mortgage, lien or pledge which would not otherwise be permitted by the senior indenture without first ratably securing the outstanding debt securities of any series, we will secure such series equally and ratably.

Waiver of Compliance with Covenants

  We may not comply with the covenants in the indentures (including any covenant not set forth in the indentures but specified in the prospectus supplement to be applicable to the debt securities of any series) if before the time for such compliance the holders of at least a majority in principal amount of outstanding debt securities of such series waive our compliance with such covenants. However, no such waiver may extend to or affect any term, provision or condition of the debt securities except to the extent expressly so waived, and, until such waiver becomes effective, our obligations and the duties of the applicable trustee in respect of any such covenant will remain in full force and effect.

Events of Default

  The following are events of default under each indenture with respect to debt securities of any series issued thereunder:

  . a failure to pay principal or premium on any debt security of that series when due;

  . a failure to pay for 30 days any interest on any debt security of that series when due;

  . a failure to perform any other covenant 90 days after there has been given to us by the applicable trustee or to us and the applicable trustee by the holders of at least 25% in principal amount of the outstanding debt securities of such series, a written notice specifying such default or breach and requiring it to be remedied;

  . the acceleration of debt securities of another series or any other indebtedness for borrowed money in an aggregate principal amount greater than $10,000,000 if such acceleration is not annulled within 30 days after written notice of such acceleration;

  .  certain events of bankruptcy, insolvency or reorganization; and

  . any other event of default provided with respect to debt securities of a series.

  If an event of default with respect to debt securities of any series occurs and is continuing, either the trustee or the holders of at least 25% in aggregate principal amount outstanding of the debt securities of that series may declare the principal amount of all the debt securities of that series to be due and payable immediately. At any time after such a declaration of acceleration has been made, but before a judgment or decree based on acceleration has been obtained, the holders of a majority in aggregate principal amount of outstanding debt securities of that series may rescind and annul such acceleration.

  Each indenture provides that, subject to the duty of the applicable trustee during a default to act with the required standard of care, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any holder unless such holder shall have offered the trustee reasonable indemnity. Subject to such indemnification provisions, the holders of a majority in aggregate principal amount of outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series.

  Each indenture requires us to furnish to the applicable trustee annually a statement as to the performance by us of our obligations under each indenture and as to any default in such performance.

Modification and Waiver

  Modifications and amendments of either indenture may be made by us and the applicable trustee with the consent of the holders of a majority in aggregate principal amount of outstanding debt securities of each series affected by such modifications or amendments; provided, however, that no modification or amendment may, without the consent of the holder of each outstanding debt security affected thereby:

  . change the stated maturity date of the principal of, or any installment of principal of, or premium or interest, if any, on any debt security;

  . reduce the principal amount of or premium or interest, if any, on any debt security;

  . reduce the amount of principal of a discount debt security payable upon acceleration of its maturity;

  . change the currency of payment of principal of or premium or interest, if any, on any debt security;

  . impair the right to institute suit for the enforcement of any payment on or with respect to any debt security;

  . reduce the percentage in principal amount of outstanding debt securities of any series the consent of whose holders is required for modification or amendment of such indenture or for waiver of compliance with certain provisions of such indenture or for waiver of certain defaults; or

  . limit our obligations to maintain a paying agency outside the United States pursuant to Section 12.03 of each indenture.

  The holders of a majority in aggregate principal amount of outstanding debt securities of each series may, on behalf of all holders of that series, waive, insofar as that series is concerned, our compliance with certain restrictive covenants of the indentures. The holders of a majority in aggregate principal amount of outstanding debt securities of each series may, on behalf of all holders of that series, waive any past default under the indentures with respect to debt securities of that series, except:

  .  a default in the payment of principal, premium or interest, or

  . in respect of a covenant or provision of the applicable indenture which cannot be modified or amended without the consent of the holder of each outstanding debt security of such series affected.

Discharge, Legal Defeasance and Covenant Defeasance

  Each indenture provides that, at our option, we shall:

  . be deemed to have been discharged from our obligations with respect to all debt securities of any series (except for our obligations to register the transfer or exchange of debt securities or replace lost or stolen debt securities), or

  . cease to be under any obligation to comply with the restrictive covenants of the indentures (including those described in this prospectus)

if, in each case,

  . we shall have deposited in trust with the applicable trustee, specifically pledged as security for the benefit of, and dedicated solely to, the holders of the debt securities of such series money, or U.S. government obligations that through the payment of interest and principal will provide money, sufficient (in the opinion of a nationally recognized firm of independent auditors expressed in a written certification delivered to the applicable trustee) to pay and discharge each installment of principal (including any mandatory sinking fund payments) of and premium, if any, and interest on, the outstanding debt securities of such series on the dates such installments of interest or principal and premium are due;

  . such deposit will not result in a breach or violation of, or constitute a default under the applicable indenture or any other agreement or instrument to which we are a party or by which we are bound;

  . if the debt securities of such series are then listed on any national securities exchange, we shall have delivered to the applicable trustee an opinion of counsel or a letter or other document from such exchange to the effect our exercise of our defeasance option would not cause such debt securities to be delisted;

  . no event of default or event (including such deposit) which, with the giving of notice or lapse of time, or both, would become an event of default with respect to the debt securities of such series shall have occurred and be continuing on the date of such deposit; and

  . we shall have delivered to the applicable trustee an opinion of counsel or a ruling of the Internal Revenue Service to the effect that the holders of the debt securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of such deposit or defeasance.

Pennsylvania Taxes

  Individuals who are residents of Pennsylvania and who hold debt securities for their own account (either directly or indirectly) will not be subject to existing county personal property taxes in Pennsylvania with respect to the debt securities, but we are required to deduct from interest paid to individual owners of debt securities who are residents of Pennsylvania and to remit to Pennsylvania the Corporate Loans Tax, which is presently at the annual rate of four mills ($.004) per $1 principal amount of debt securities owned by such individuals, subject to adjustment if interest paid in any year represents more or less than interest for a full year.

Regarding the Trustees

  Citibank, N.A., trustee under the senior indenture also is trustee under an indenture covering certain other of our securities. We maintain deposit accounts and conduct other banking transactions with Citibank, including borrowing in the ordinary course of business. Citibank is a participating lender in a revolving credit agreement with us.

  Bankers Trust Company, trustee under the subordinated indenture also is trustee under an indenture covering certain of our other securities. We maintain deposit accounts and conduct other banking transactions with Bankers Trust Company, including borrowing in the ordinary course of business. Bankers Trust Company is the agent and a participating lender in a revolving credit agreement with us.

                     DESCRIPTION OF THE EQUITY SECURITIES

  Our authorized stock consists of:

  . 200,000,000 shares of common stock, $1 par value, of which 88,491,880 shares were outstanding on March 31, 2000, and

  . 15,000,000 shares of cumulative preference stock without par value, none of which are outstanding on the date of this prospectus.

Preference Stock

  Our board of directors is authorized without further stockholder action to provide for the issuance of preference stock in one or more series and to determine the designations, preferences, dividend rates, liquidation rights, voting rights, conversion rights, redemption rights, sinking funds, stated value and such other provisions as may be determined by the board of directors in accordance with Pennsylvania law. However, each share of any convertible preference stock may not be converted into more than one share of common stock or entitle the holder thereof to more than one vote.

  The prospectus supplement will describe the designations, preferences, dividend rates, liquidation rights, voting rights, conversion rights, redemption rights and such other provisions determined by our board of directors to apply to the preference stock.

  The following description summarizes certain general terms and provisions of the preference stock, is not complete and is qualified in its entirety by reference to all of the provisions of our Articles of Incorporation. A copy of our Articles of Incorporation is filed as an exhibit to the registration statement which contains this prospectus.

 Ranking

  All shares of the same series of preference stock shall be identical in all respects, except that each share of a series issued at different times may differ as to the dates from which dividends on such shares shall be cumulative. All series of preference stock shall rank equally with and be identical in all respects to each other series, unless otherwise determined by our board of directors.

  Our preference stock shall rank as to dividends and upon liquidation, dissolution or winding up prior to our common stock and prior to our other capital stock, except for capital stock which by its terms ranks prior to or equal with our preference stock and which shall be authorized by a vote of the holders of at least two-thirds of our then outstanding preference stock.

 Dividend Rights

  Before any dividends shall be declared and set apart for payment or paid on any class of our stock ranking junior to our preference stock, holders of our preference stock shall be entitled to receive cash dividends payable quarterly and at the annual rate fixed in the resolution adopted by our board of directors providing for the issue of that preference stock. Dividends paid on each series of our preference stock shall be cumulative from the date we issue such series. We shall not declare or pay or set apart for payment dividends on any series of our preference stock unless we shall have declared and paid or set apart for payment like dividends on all shares of each other series of our outstanding preference stock. Accruals of dividends on our preference stock shall not bear interest.

 Redemption

  We may redeem all or any part of any series of our preference stock at the times and redemption prices set forth in the resolutions adopted by our board of directors providing for the issue of that series. In the event of a partial redemption, the shares to be redeemed may be selected by lot or by such other equitable method as our board of directors in its discretion may determine.

  Unless we default in making payment of the redemption price plus accrued and unpaid dividends, upon redemption, the redeemed preference shares shall cease to be outstanding and the holders thereof shall cease to be stockholders with respect to such shares and shall have no interest in or claim against us except the right to receive the redemption price plus accrued and unpaid dividends. Conversion rights, if any, of preference shares called for redemption shall terminate at the close of business on the business day prior to the redemption date.

  We shall not declare or set apart for payment or pay any dividends or make any distribution on or redeem, purchase or otherwise acquire, or permit any subsidiary to purchase or acquire, any other class of our stock ranking junior to our preference stock as to dividends or upon liquidation, if at such time we would be in default with respect to any dividend payable on, or any obligation to purchase, shares of any series of preference stock. However, we may under such circumstances redeem, purchase, or otherwise acquire shares of stock of any such junior class in exchange for, or out of the proceeds from the sale of, other shares of stock of any junior class.

 Voting Rights

  Except as described below, or as may be required by law, the holders of our preference stock shall have no voting rights. If we shall fail to pay or declare and set apart for payment dividends on our preference stock in an aggregate amount equal to six full quarterly dividends on all shares of preference stock then outstanding, the number of our directors shall be increased by two at the first annual meeting of our shareholders held thereafter. At such meeting and at each subsequent annual meeting until dividends payable for all past quarterly dividend periods on all outstanding shares of preference stock shall have been paid, or declared and set apart for payment, in full, the holders of shares of our preference stock shall have the exclusive and special voting right, voting as a class without regard to series, to elect two additional members of our board of directors to hold office for a term of one year. Upon the payment or declaration and setting apart for payment in full of all dividends that we have previously failed to pay or declare and set apart for payment, the term of each additional director so elected shall terminate and the voting rights of the holders of shares of our preference stock shall cease.

  We shall not, without the affirmative vote of the holders of at least two-thirds of our preference stock outstanding, voting as a class without regard to series:

  . create any class of stock ranking prior to or on a parity with our preference stock as to dividends or upon liquidation or increase the authorized number of shares of any such previously authorized class of stock;

  . alter or change any of the terms and provisions of our preference stock to adversely affect the preferences, special rights or powers given to such preference stock; or

  . increase the number of shares of our preference stock which we are authorized to issue.

 Liquidation

  Upon our voluntary or involuntary liquidation, dissolution or winding up, our preference stock shall be preferred as to our assets over our common stock and any other class of stock ranking junior to our preference stock. Holders of shares of our preference stock shall be entitled to be paid or to have set apart for payment, before any distribution is made to holders of our common stock and any other class of stock ranking junior to our preference stock, the amount set forth in the resolutions providing for the issue of that preference stock plus an amount equal to all dividends accrued and unpaid up to and including the date fixed for such payment.

  If upon our liquidation, dissolution or winding up, our net assets shall be insufficient to permit the payment in full of the amounts to which the holders of all outstanding shares of our preference stock are entitled, our entire remaining net assets shall be distributed among the holders of our preference stock in amounts proportionate to the full preferential amounts to which they are respectively entitled.

Common Stock

  Holders of our common stock are entitled to one vote per share on any matter submitted to our stockholders and do not have cumulative voting rights. Our common stock is not redeemable or convertible and the holders of our common stock do not have any preemptive right to purchase our securities. Upon our dissolution, holders of our common stock are entitled to receive ratably all of our assets, if any, which remain legally available for distribution to them after distribution to the holders of our preference stock. Subject to the prior dividend rights of holders of our preference stock, holders of our common stock from time to time are entitled to receive dividends as and when declared by our board of directors out of legally available funds.

  Under our Articles of Incorporation, a business combination or other specified transaction entered into with a holder of more than 10% of our voting stock (a "Related Person") must either:

  . be approved by a vote of the holders of not less than 75% of our outstanding voting stock held by stockholders other than the Related Person;

  . be approved by two-thirds of the members of our board of directors not affiliated with the Related Person; or

  . satisfy certain minimum price criteria and procedural requirements with respect to our remaining stockholders.

Shareholder Rights Plan

  In February 1996, our board of directors adopted a shareholder rights plan and declared a dividend of one right for, and to be attached to, each outstanding share of common stock. The rights plan provides that as long as the rights are attached to shares of common stock, as provided in the rights agreement referred to below, one additional right will be issued and delivered with each share of common stock that becomes outstanding after February 12, 1996. Each right entitles the holder to purchase one one-hundredth of a share of preferred stock designated as the Series B Participating Cumulative Preference Stock. The rights will expire on February 12, 2006 unless redeemed earlier, and will not be exercisable or transferable separately from the shares of common stock until the close of business on the distribution date, which will occur on the earlier of:

  . the tenth day following a public announcement that a person or group of affiliated or associated persons has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of our outstanding common stock, or

  . the close of business on the tenth business day after the date of the commencement of a tender or exchange offer that would cause any person or group to become a 15% shareholder.

  Pursuant to the rights plan, 1,743,019 shares of Series B preference stock were designated and reserved for issuance upon exercise of the rights. Our board of directors may increase or decrease the number of shares of the Series B preference stock that have been reserved for issuance, provided that no decrease reduces the number of those shares to a number less than the number of shares of Series B preference stock then outstanding plus the number of shares of Series B preference stock issuable in connection with an issuance of additional common stock, whether issued directly, or upon exercise or conversion of outstanding rights, options or other securities issued by us.

  The existence of the rights may, under certain circumstances, cause substantial dilution to any person or group that attempts to acquire us without the approval of our board of directors. As a result, the overall effect of the rights may be to render more difficult or discourage any attempts to acquire us.

  A complete description of the rights and the Series B preference stock is set forth in the amended Rights Agreement included as an exhibit to the registration statement which contains this prospectus.

                          DESCRIPTION OF THE WARRANTS

  The following description summarizes certain general terms and provisions of the warrants, is not complete and is qualified in its entirety by reference to the warrant agreement under which the warrants are issued. A copy of a warrant agreement is filed as an exhibit to the registration statement which contains this prospectus.

  We may issue warrants as separate securities or together with any of our debt or equity securities. Unless otherwise specified in a prospectus supplement, the warrants will be immediately exercisable upon issuance and may be traded separately from any series of debt or equity securities with which they are issued. The prospectus supplement will set forth the specific terms of any warrants offered thereby, including, where applicable:

  . the designation, aggregate principal amount, currencies, denominations, and other terms of the series of debt securities purchasable upon exercise of warrants and the price at which such debt securities may be purchased upon such exercise;

  . the designation, number of shares, stated value and terms (including liquidation, dividend, conversion and voting rights) of the series of preference stock purchasable upon exercise of warrants and the price at which such number of shares of preference stock may be purchased upon such exercise;

  . the number of shares of common stock purchasable upon exercise of warrants and the price at which such number of shares of common stock may be purchased upon such exercise;

  . the date on which the right to exercise warrants shall commence and the date upon which such right shall expire;

  . any United States federal income tax consequences applicable to the warrants; and

  .  any other relevant terms of the warrants.

  The exercise price of each warrant will be subject to adjustment upon the occurrence of certain events as set forth in each prospectus supplement. Prior to the exercise of any warrants, holders of warrants will not have any of the rights of holders of the debt or equity securities purchasable upon their exercise. Warrants will become void if by their expiration date they have not been exercised.

                 DESCRIPTION OF THE TRUST PREFERRED SECURITIES

General

  Each trust may issue trust preferred securities, which will have the terms (including with regard to distributions, redemption, voting, liquidation rights and other preferred, deferred or other special rights or restrictions) as are described in each declaration of trust or made part of the declaration by the Trust Indenture Act. These terms will mirror the terms of our subordinated debt securities held by the trusts and described in the applicable prospectus supplement. You should read the prospectus supplement relating to the trust preferred securities for specific terms, including:

  .  the designation of the trust preferred securities;

  .  the number of trust preferred securities issued by the trust;

  . the annual distribution rate (or method of determining that rate) for trust preferred securities and the date or dates upon which distributions will be payable (except that distributions on the trust preferred securities will be payable on a periodic basis to holders of the trust preferred securities as of a record date in each period during which they are outstanding);

  . whether distributions on trust preferred securities will be cumulative, and, in the case of trust preferred securities that have cumulative distribution rights, the date or dates or method of determining the date or dates from which distributions on trust preferred securities will be cumulative;

  . the amount or amounts that will be paid out of the assets of the trusts to the holders of trust preferred securities upon voluntary or involuntary dissolution of the trusts;

  . the obligation, if any, of the trusts to purchase or redeem trust preferred securities and the price or prices at which, the period or periods within which, and the terms and conditions upon which, trust preferred securities will be purchased or redeemed, in whole or in part pursuant to that obligation;

  . the voting rights, if any, of trust preferred securities in addition to those required by law, including the number of votes per trust preferred security and any requirement for the approval by the holders of trust preferred securities, or of trust preferred securities issued by one or more trusts, or of both, as a condition to specified action or amendments to the declaration of trust;

  . the terms and conditions, if any, upon which our subordinated debt securities may be distributed to holders of trust preferred securities;

  . if applicable, any securities exchange upon which the trust preferred securities will be listed; and

  . any other relevant rights, preferences, privileges, limitations or restrictions of trust preferred securities consistent with the declaration of trust or with applicable law.

  We will guarantee all trust preferred securities offered by this prospectus to the extent set forth under "Description of the Trust Preferred Securities Guarantees," beginning below on page 20. You should review carefully any prospectus supplement relating to the trust preferred securities for a description of certain United States federal income tax considerations applicable to that offering of the trust preferred securities.

  In connection with the issuance of trust preferred securities, each trust will issue to us a series of common securities that have the terms, including with regard to distributions, redemption, voting, liquidation rights or other restrictions, that are described in the declaration. The terms of the common securities issued to us by either trust will be substantially identical to the terms of the trust preferred securities issued to you by that trust. The common securities will rank equally, and payments will be made on them proportionately, with the trust preferred securities, except that, upon an event of default under the declaration, our rights to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to your rights as holders of the trust preferred securities. Except in certain limited circumstances, the common securities will also carry the right to vote to appoint, remove or replace any of the trustees of either trust. We will directly or indirectly own all of the common securities of each trust.

Enforcement of Certain Rights by Holders of Trust Preferred Securities

  If an event of default under the declaration of trust occurs, the holders of trust preferred securities would necessarily rely on the enforcement by the trustee against us of the trust's rights as holder of our subordinated debt securities. In addition, the holders of a majority in liquidation amount of trust preferred securities may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or direct the exercise of any power conferred on the trustee under the declaration, including the right to direct the trustee to exercise the remedies available to it as holder of our subordinated debt securities. If the trustee does not enforce its rights under the subordinated debt securities, a holder of trust preferred securities may, to the fullest extent permitted by law, institute a legal proceeding directly against us to enforce the trustee's rights under the subordinated debt securities without first instituting any legal proceeding against the trustee or any other person or entity.

  Notwithstanding the above, if an event of default under the declaration occurs and is attributable to our failure to pay to the trust interest or principal due on our subordinated debt securities, then a holder of trust preferred securities may directly institute a proceeding against us to enforce our payment on the subordinated debt securities having a principal amount equal to the aggregate liquidation amount of the trust preferred securities held by that holder. In connection with any such action, we will be subrogated to the rights of the holder of trust preferred securities under the declaration of trust to the extent of any payment we make to that holder.

           DESCRIPTION OF THE TRUST PREFERRED SECURITIES GUARANTEES

  Set forth below is a summary of information concerning the trust preferred securities guarantees which we will execute and deliver for the benefit of the holders of trust preferred securities. Each guarantee will be qualified as an indenture under the Trust Indenture Act. Bankers Trust Company will act as indenture trustee under each guarantee for purposes of the Trust Indenture Act. The terms of each guarantee will be set forth in the guarantee and made part of the guarantee by the Trust Indenture Act.

  Because the following is only a summary of the guarantee, it does not contain all of the information that you may find useful. For more information, you should read the form of guarantee, which is filed as an exhibit to the registration statement which contains this prospectus. Each guarantee will be held by the guarantee trustee for the benefit of the holders of the trust preferred securities of the applicable trust.

General

  Pursuant to each guarantee, we will irrevocably and unconditionally agree to pay in full, to the holders of the trust preferred securities issued by a trust, the guarantee payments (described below) (except to the extent paid by that trust), as and when due, regardless of any defense, right of set-off or counterclaim which that trust may have or assert. The following payments with respect to trust preferred securities issued by a trust to the extent not paid by that trust are called guarantee payments, and will be subject to the guarantee (without duplication):

  . any accrued and unpaid distributions that must be paid on the trust preferred securities, to the extent the trust has funds available;

  . the redemption price, including all accrued and unpaid distributions, to the extent the trust has funds available, with respect to any trust preferred securities called for redemption by that trust; and

  . upon a voluntary or involuntary dissolution, winding-up or termination of the trust (other than in connection with the distribution of subordinated debt securities to the holders of trust preferred securities or the redemption of trust preferred securities in full upon the maturity or redemption of the subordinated debt securities), the lesser of:

    . the aggregate of the liquidation amount and all accrued and unpaid distributions on the trust preferred securities to the date of payment, to the extent the trust has funds available, and

    . the amount of assets of the trust that remain available for distribution to holders of the trust preferred securities in liquidation of the trust.

  The redemption price and liquidation amount will be fixed at the time the trust preferred securities are issued. We may satisfy our obligation to make a guarantee payment by directly paying the holders of trust preferred securities or by causing the applicable trust to pay the holders.

  Each guarantee will not apply to any payment of distributions except to the extent the trust has funds available. If we do not make interest payments on the subordinated debt securities purchased by a trust, the trust will not be able to pay distributions on the trust preferred securities issued by it. The guarantee, when taken together with our obligations under the subordinated debt securities, the indenture and the declaration, including our obligations to pay costs, expenses, debts and liabilities of the trust (other than with respect to the trust's securities), will provide a full and unconditional guarantee on a subordinated basis by us of payments due on the trust preferred securities.

  We have also agreed separately to irrevocably and unconditionally guarantee the obligations of the trusts with respect to the common securities to the same extent as the guarantees on the trust preferred securities, except that upon an event of default under the indenture, holders of trust preferred securities will have priority over holders of common securities with respect to distributions and payments on liquidation, redemption or otherwise.

Certain Covenants

  In each guarantee, we will covenant that, so long as any trust preferred securities issued by the applicable trust remain outstanding, if there is an event of default under that guarantee or the declaration of that trust, then

  . we will not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of our capital stock other than

    . purchases or acquisitions of shares of our common stock in connection with the satisfaction by us of our obligations under any employee benefit plans, dividend re-investment plans, or direct access plans or the satisfaction by us of our obligations pursuant to any contract or security requiring us to purchase shares of our common stock,

    . as a result of a reclassification of our capital stock or the exchange or conversion of one class or series of our capital stock for another class or series of our capital stock,

    . the purchase of fractional interests in shares of our capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged,

    . dividends or distributions in options, warrants, or rights to subscribe for or purchase our common stock, or

    . any declaration of a dividend in connection with the implementation of a shareholders' rights plan, or the issuance of shares under any such plan in the future, or the redemption or repurchase of any rights pursuant thereto, or make any guarantee payments with respect to the above, and

  . we will not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities (including guarantees) issued by us which rank equally with or junior to such subordinated debt securities.

Modification of the Trust Preferred Securities Guarantees; Assignment

  Except with respect to any changes that do not materially adversely affect the rights of holders of trust preferred securities (in which case no vote will be required), each guarantee may be amended only with the prior approval of the guarantor, the guarantee trustee and the holders of at least a majority in liquidation amount of the outstanding trust preferred securities issued by the applicable trust. The manner of obtaining the approval of holders of trust preferred securities will be set forth in an accompanying prospectus supplement. All guarantees and agreements contained in a guarantee will bind our successors, assigns, receivers, trustees and representatives and will inure to the benefit of the holders of the trust preferred securities of the applicable trust then outstanding.

Termination

  Each guarantee will terminate as to the trust preferred securities issued by the applicable trust:

  . upon full payment of the redemption price of all trust preferred securities of the trust,

  . upon distribution of the subordinated debt securities held by the trust to the holders of the trust preferred securities, or

  . upon full payment of the amounts payable in accordance with the declaration of the trust upon liquidation of the trust.

  Each guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of trust preferred securities issued by the applicable trust must restore payment of any sums paid under the trust preferred securities or the guarantee.

Events of Default

  An event of default under a guarantee will occur if we fail to perform any of our payment or other obligations under it.

  The holders of a majority in liquidation amount of the trust preferred securities relating to the guarantee may direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee in respect of the guarantee or to direct the exercise of any trust or power conferred on that trustee under those trust preferred securities. If that trustee fails to enforce the guarantee, any holder of trust preferred securities relating to that guarantee may institute a legal proceeding directly against us to enforce its rights under the guarantee, without first instituting a legal proceeding against the relevant trust, that trustee or any other person or entity.

  Notwithstanding the above, if we fail to make a guarantee payment, a holder of trust preferred securities may directly institute a proceeding against us for enforcement of the guarantee for that payment. We waive any right or remedy to require that any action be brought first against the trust or any other person or entity before proceeding directly against us.

  The guarantee trustee, before the occurrence of a default with respect to a guarantee, will perform only the duties specifically set forth in the guarantee and, after default, will exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to the above, the guarantee trustee is under no obligation to exercise any of the powers vested in it by a guarantee at the request of any holder of trust preferred securities, unless offered reasonable indemnity against the costs, expenses and liabilities which might be incurred.

Status of the Trust Preferred Securities Guarantees

  The guarantees will constitute unsecured obligations of ours and will rank:

  .  subordinate and junior in right of payment to all other liabilities,

  . equally with the most senior preferred or preference stock now or later issued by us and with any guarantee now or later entered into by us in respect of any preferred or preference stock of any affiliate of ours, and

  .  senior to our common stock.

  The terms of the trust preferred securities provide that each holder of trust preferred securities issued by an applicable trust agrees to the subordination provisions and other related terms of the guarantee.

  Each guarantee will be a guarantee of payment and not of collection. That is, the guaranteed party may institute a legal proceeding directly against the guarantor to enforce its rights under the guarantee without instituting a legal proceeding against any other person or entity.

Information Concerning the Trust Preferred Securities Guarantee Trustee

  We and certain of our affiliates maintain banking relationships with the guarantee trustee.

Governing Law

  The guarantees will be governed by and construed in accordance with the laws of New York State.

                             PLAN OF DISTRIBUTION

  We or each of the trusts may sell the securities offered by this prospectus:

  . to or through underwriters or dealers, including Credit Suisse First Boston Corporation,

  .  directly to one or more institutional purchasers, or

  .  through agents.

  The prospectus supplement with respect to the securities being offered will set forth the terms of the offering of the securities, including:

  .  the name or names of any underwriters or agents,

  . the purchase price of the securities and the proceeds to us from such sale,

  .  any delayed delivery arrangements,

  . any underwriting discounts and other items constituting underwriters' compensation,

  .  any initial public offering price, and

  . any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which the securities may be listed.

Only underwriters named in the prospectus supplement are deemed to be underwriters in connection with the securities offered by that prospectus supplement.

  If underwriters are used in any sale of the securities, those securities will be acquired by the underwriters for their own account and may be resold by them from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. The obligations of the underwriters to purchase any securities will be subject to conditions precedent, and the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement if any such securities are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

  We may also sell the securities directly or through agents designated by us. Any agent involved in the offering and sale of the securities, and any commissions payable by us to any agent, will be set forth in the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any agent is acting on a best efforts basis for the period of its appointment.

  We may authorize agents, underwriters or dealers to solicit offers by institutional investors to purchase securities from us pursuant to contracts providing for payment and delivery on a future date. Institutional investors to which such offers may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions as may be approved by us. The obligations of any purchasers under any such delayed delivery and payment arrangements will be subject to the condition that the purchase of the offered securities shall not at the time of delivery be prohibited under the laws of any jurisdiction to which such institution is subject. The underwriters will not have any responsibility with respect to the validity of such arrangements or our performance or the performance of any institutional investors thereunder.

  The underwriters and agents who participate in the distribution of these securities may be entitled under agreements entered into with us to indemnification by us against certain liabilities, including liabilities under the Securities Act. These underwriters and agents may engage in transactions with, or perform services for, us in the ordinary course of business.

                                LEGAL OPINIONS

  The validity of the securities offered by this prospectus (other than the trust preferred securities) will be passed upon for us by Michael S. Kuritzkes, Esq., Vice President and General Counsel, or Ann C. Mule, Esq., General Attorney and Corporate Secretary. The validity of the trust preferred securities offered by this prospectus will be passed upon for the trusts by Richards, Layton & Finger, P.A., special Delaware counsel to the trusts and us. The validity of the securities (other than the trust preferred securities) offered by this prospectus will be passed upon for any underwriters, dealers or agents by Simpson Thacher & Bartlett, New York, New York. Simpson Thacher & Bartlett will rely upon the opinion of Mr. Kuritzkes or Ms. Mule, as the case may be, as to all matters of Pennsylvania law. Mr. Kuritzkes and Ms. Mule participate in various of our employee benefit plans and, in connection with certain of such benefit plans, receive our common stock, options to purchase our common stock, and our common stock units.

                                    EXPERTS

  Ernst & Young LLP, independent auditors, have audited our consolidated financial statements and schedule included or incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 1999, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements and schedule are incorporated by reference in reliance on Ernst & Young LLP's reports, given on their authority as experts in accounting and auditing.

  Until our offering is completed, we also incorporate by reference into this prospectus any future financial statements and schedules in subsequent SEC filings we make under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, in reliance on the reports made by the firm acting as our independent auditors, relating to these financial statements and schedules, and given on the particular firm's authority as experts in accounting and auditing, but only to the extent that such firm has audited those financial statements and schedules, and consented to the use of their reports.

                                    PART II

                  INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

  The expenses to be borne by us in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions, are set forth below. All amounts are estimated except for the registration fee.

   Registration Fee--Securities and Exchange Commission............. $  330,000
   Printing Expenses................................................    300,000
   Accounting Fees and Expenses.....................................    150,000
   Legal Fees and Expenses..........................................    200,000
   Blue Sky Fees and Expenses (including Counsel Fees)..............     20,000
   Trustees' Fees...................................................     30,000
   Rating Agency Fees...............................................     20,000
   Miscellaneous....................................................     10,000
                                                                     ----------
     Total.......................................................... $1,060,000
                                                                     ==========

Item 15. Indemnification of Directors and Officers

  The Pennsylvania Business Corporation Law variously empowers or requires Sunoco, Inc. under specified circumstances, to indemnify officers, directors and other persons against expenses incurred in connection with any action, suit or proceeding, civil or criminal, to which such person is a party or is threatened to be made a party.

  Article VII of Sunoco's Bylaws provides as follows:

  Article VII: Indemnification

  General

    Section 1. Sunoco shall pay on behalf of any individual who is or was a director, officer, employee or agent of Sunoco or who is or was serving at the request of Sunoco as director, officer, trustee, fiduciary, employee or agent of any other domestic or foreign corporation or partnership, joint venture, sole proprietorship, trust or other enterprise, or who is or was serving as a fiduciary with respect to any employee benefit plan as a result of his employment by, or service as a director of Sunoco (an "Indemnified Person") all expenses, including attorneys' fees and disbursements, incurred by such person in the defense or settlement of any civil, criminal, administrative or arbitrative proceeding pending, threatened or completed against such person by reason of his being or having been such Indemnified Person, and shall indemnify such person against amounts paid or incurred by him in satisfaction of settlements, judgments, fines, and penalties in connection with any such proceeding, including any proceeding by or in the right of Sunoco, except where such indemnification is expressly prohibited by applicable law or where the acts or failures to act of the Indemnified Person constitute willful misconduct, self-dealing or recklessness. The foregoing right to payment and to indemnification shall not be exclusive of other rights to which such person may be entitled as a matter of law or otherwise.

  Agreements for Indemnification and Funding

    Section 2. Sunoco is authorized, but not required, to enter into agreements for indemnification with any Indemnified Person, however, failure to enter into such agreements shall not in any way limit the rights of such Indemnified Persons hereunder. Sunoco may, in addition to the foregoing, create a fund of any nature, which may, but need not be, under the control of a trustee, or otherwise secure or insure in any manner its indemnification obligations.

  Expenses

    Section 3. Expenses incurred by a director, officer, employee or agent in defending a civil or criminal action, suit or proceeding shall be paid by Sunoco in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by Sunoco.

  Disputes

    Section 4. Any dispute related to the right to indemnification of or advancement of expenses to Indemnified Persons as provided under this Article, except with respect to indemnification for liabilities arising under the Securities Act of 1933 which Sunoco has undertaken to submit to a court for adjudication, shall be decided only by arbitration in accordance with the commercial arbitration rules then in effect of the American Arbitration Association.

  Sunoco has obtained Executive Liability Coverage and Executive Indemnification Coverage covering all claims during the policy period in an aggregate amount up to $100,000,000. The Executive Liability portion of this policy protects all directors and officers of Sunoco and its subsidiaries. This section of the policy provides protection for losses arising from any error, misstatement, misleading statement, act, omission, neglect, or breach of duty committed, attempted or allegedly committed or attempted by such persons in the discharge of their duties as directors and officers for which the director or officer is not indemnified by Sunoco. The Executive Indemnification portion of the policy protects Sunoco (subject to several limitations and exceptions) against losses for which it grants indemnification as permitted or required by law. The terms of the policy provide for the payment of an insurance deductible in the amount of $5,000,000 on a per occurrence basis on all claims for which coverage under the policy has been provided. In February 1996, our board of directors approved and authorized Sunoco to enter into agreements of indemnification with each of our officers and directors to provide for our payment of the deductible for any claims for which coverage has been provided.

Item 16. Exhibits

 1*   Form of Underwriting Agreement.

 4.1* Indenture dated as of June 30, 2000 between Sunoco, Inc. and Citibank,
      N.A., as Trustee, with respect to the senior debt securities.

 4.2  Indenture dated as of May 15, 1994 between Sunoco, Inc. (formerly Sun
      Company, Inc.) and Bankers Trust Company, as Trustee, with respect to the subordinated debt securities (incorporated by reference to Exhibit 4.2 of Registration Statement No. 33-53717 filed May 20, 1994).

 4.3  Form of Warrant Agreement to be entered into between Sunoco, Inc.
      (formerly Sun Company, Inc.) and one or more banking institutions organized under the laws of the United States or any State thereof, as Warrant Agent with respect to debt securities (including Form of Warrant
      Certificate) (incorporated by reference to Exhibit 4.3 of Registration
      Statement No. 33-53717 filed May 20, 1994).

 4.4  Form of Warrant Agreement to be entered into between Sunoco, Inc.
      (formerly Sun Company, Inc.) and one or more banking institutions organized under the laws of the United States or any State thereof, as Warrant Agent with respect to equity securities (including Form of Warrant Certificate) (incorporated by reference to Exhibit 4.4 of
      Registration Statement No. 33-53717 filed May 20, 1994).

 4.5  Articles of Incorporation of Sunoco, Inc., as amended and restated
      (incorporated by reference to Exhibit 3.(i) of our Annual Report on Form
      10-K for the year ended December 31, 1998 filed March 5, 1999).

 4.6 Sunoco, Inc. Bylaws, as amended and restated (incorporated by reference to Exhibit 3.(ii) of our Annual Report on Form 10-K for the year ended
      December 31, 1999 filed March 3, 2000).

 4.7 Form of common stock certificate of Sunoco, Inc. (incorporated by reference to Exhibit 4.7 of Registration Statement No. 33-53717 filed May
      20, 1994).

 4.8**   Form of preference stock certificate of Sunoco, Inc.

 4.9**   Form of warrant certificate of Sunoco, Inc.

 4.10 Form of senior debt security of Sunoco, Inc. (included in Exhibit 4.1 above).

 4.11 Form of subordinated debt security of Sunoco, Inc. (included in Exhibit 4.2 above).

 4.12.1* Certificate of Trust of Sunoco Capital I.

 4.12.2* Certificate of Trust of Sunoco Capital II.

 4.13.1* Declaration of Trust of Sunoco Capital I.

 4.13.2* Declaration of Trust of Sunoco Capital II.

 4.14.1* Form of Amended and Restated Declaration of Trust for Sunoco Capital
         I.

 4.14.2* Form of Amended and Restated Declaration of Trust for Sunoco Capital
         II.

 4.15.1 Form of trust preferred security of Sunoco Capital I (included in Exhibit 4.14.1 above).

 4.15.2 Form of trust preferred security of Sunoco Capital II (included in Exhibit 4.14.2 above).

 4.16.1* Form of Guarantee with respect to the trust preferred securities issued by Sunoco Capital I.

 4.16.2* Form of Guarantee with respect to the trust preferred securities issued by Sunoco Capital II.

 4.17    Rights Agreement dated as of February 1, 1996 between Sunoco, Inc. and
         First Chicago Trust Company of New York (predecessor to EquiServe
         First Chicago Trust Division), as Rights Agent (incorporated by reference to Exhibit 99(b) of our Current Report on Form 8-K dated
         February 2, 1996).

 4.18    Amendment to Rights Agreement dated as of July 3, 1997 between Sunoco,
         Inc. and First Chicago Trust Company of New York (predecessor to
         EquiServe First Chicago Trust Division), as Rights Agent (incorporated by reference to Exhibit 4 of our Current Report on Form 8-K dated July
         8, 1997).

 4.19 Second Amendment to Rights Agreement dated as of February 3, 2000 between Sunoco, Inc. and EquiServe First Chicago Trust Division, as
         Rights Agent (incorporated by reference to Exhibit 4.4 of our Form 8-
         A/A dated February 7, 2000).

 5.1*    Opinion of Michael S. Kuritzkes, Esq., Vice President and General
         Counsel of Sunoco, Inc.

 5.2.1*  Opinion of Richards, Layton & Finger, P.A., relating to Sunoco Capital
         I.

 5.2.2*  Opinion of Richards, Layton & Finger, P.A., relating to Sunoco Capital
         II.

 12.1 Statements Re: Computation of Ratio of Earnings to Fixed Charges for the years ended December 31, 1999, 1998, 1997, 1996 and 1995
         (incorporated by reference to Exhibit 12 of each of our Annual Reports on Form 10-K for each of the fiscal years ended December 31, 1999, 1998, 1997 and 1996).

 12.2 Statements Re: Computation of Ratio of Earnings to Fixed Charges for the three-month periods ended March 31, 2000 and March 31, 1999
         (incorporated by reference to Exhibit 12 of each of our Quarterly
         Reports on Form 10-Q for each of the three months ended March 31, 2000 and 1999).

 23.1    Consent of Michael S. Kuritzkes, Esq. (included in Exhibit 5.1).

 23.2.1  Consent of Richards, Layton & Finger, P.A., relating to Sunoco Capital
         I (included in Exhibit 5.2.1).

 23.2.2  Consent of Richards, Layton & Finger, P.A., relating to Sunoco Capital
         II (included in Exhibit 5.2.2).

 23.3*   Consent of Independent Auditors.

 23.4*   Consent of Ann C. Mule, Esq.

 24*     Power of Attorney.

 25.1*   Form T-1, Statement of Eligibility and Qualification under the Trust
         Indenture Act of 1939 of Citibank, N.A., as trustee under the indenture governing the senior debt securities.

 25.2    Form T-1, Statement of Eligibility and Qualification under the Trust
         Indenture Act of 1939 of Bankers Trust Company, as trustee under the indenture governing the subordinated debt securities (incorporated by reference to Exhibit 25.2 of Registration Statement No. 33-53717 filed
         May 20, 1994).

 25.3.1* Form T-1, Statement of Eligibility and Qualification under the Trust
         Indenture Act of 1939 of Bankers Trust Company, as property trustee under the declaration of trust of Sunoco Capital I.

 25.3.2* Form T-1, Statement of Eligibility and Qualification under the Trust
         Indenture Act of 1939 of Bankers Trust Company, as property trustee under the declaration of trust of Sunoco Capital II.

 25.4.1* Form T-1, Statement of Eligibility and Qualification under the Trust
         Indenture Act of 1939 of Bankers Trust Company, as guarantee trustee under the Preferred Securities Guarantee of Sunoco Capital I.

 25.4.2* Form T-1, Statement of Eligibility and Qualification under the Trust
         Indenture Act of 1939 of Bankers Trust Company, as guarantee trustee under the Preferred Securities Guarantee of Sunoco Capital II.

--------
 * Filed herewith.
** To be filed with subsequent Current Report on Form 8-K.

Item 17. Undertakings

  (a) The undersigned registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

      (ii) To reflect in the prospectus any facts or events after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

  Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

  (d) The undersigned registrant hereby undertakes that:

    (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
  (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

    (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the Securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act, Sunoco, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia and Commonwealth of Pennsylvania on this 6th day of July 2000.


                                          Sunoco, Inc.

                                                 /s/ Thomas W. Hofmann
                                          By: _________________________________
                                                     Thomas W. Hofmann
                                                  Vice President and Chief
                                                     Financial Officer

  Pursuant to the requirements of the Securities Act, this registration statement has been signed by or on behalf of the following persons in the capacities indicated on this 6th day of July 2000.

              Signatures                                 Titles
              ----------                                 ------

       Raymond E. Cartledge*              Director
______________________________________
         Raymond E. Cartledge

        Robert J. Darnall*                Director
______________________________________
          Robert J. Darnall

         John G. Drosdick*                Chairman, Chief Executive Officer,
______________________________________     President and Director (Principal
           John G. Drosdick                Executive Officer)

                                          Director
______________________________________
         Mary Johnston Evans

        Thomas P. Gerrity*                Director
______________________________________
          Thomas P. Gerrity

        Rosemarie B. Greco*               Director
______________________________________
          Rosemarie B. Greco

        Thomas W. Hofmann*                Vice President and Chief Financial
______________________________________     Officer (Principal Financial
          Thomas W. Hofmann                Officer)

         James G. Kaiser*                 Director
______________________________________
           James G. Kaiser

              Signatures                                 Titles
              ----------                                 ------
        Robert D. Kennedy*                Director
______________________________________
          Robert D. Kennedy

         Joseph P. Krott*                 Comptroller (Principal Accounting
______________________________________     Officer)
           Joseph P. Krott

        Norman S. Matthews*               Director
______________________________________
          Norman S. Matthews

         R. Anderson Pew*                 Director
______________________________________
           R. Anderson Pew

       G. Jackson Ratcliffe*              Director
______________________________________
         G. Jackson Ratcliffe

     Alexander B. Trowbridge*             Director
______________________________________
       Alexander B. Trowbridge

      /s/ Thomas W. Hofmann               Individually and as Attorney-in-Fact
*By: _________________________________
          Thomas W. Hofmann

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act, Sunoco Capital I and Sunoco Capital II certify that they have reasonable grounds to believe that they meet all of the requirements for filing on Form S-3 and have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia and Commonwealth of Pennsylvania on this 6th day of July 2000.

                                          Sunoco Capital I

                                          By: Sunoco, Inc.
                                              as sponsor

                                                 /s/ Thomas W. Hofmann
                                          By: _________________________________
                                                     Thomas W. Hofmann
                                                  Vice President and Chief
                                                     Financial Officer


                                          Sunoco Capital II

                                          By: Sunoco, Inc.
                                              as sponsor

                                                 /s/ Thomas W. Hofmann
                                          By: _________________________________
                                                     Thomas W. Hofmann
                                                  Vice President and Chief
                                                     Financial Officer